                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[x]  Soliciting Material Pursuant to Rule 14a-12

                            GREY GLOBAL GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                                 Filed by Grey Global Group Inc.
                                                         Pursuant to Rule 14a-12
                                       Under the Securities Exchange Act of 1934
                                        Subject Company:  Grey Global Group Inc.
                                                      Commission File No. 0-7898


Forward-Looking Statements
--------------------------

The statements, analyses, and other information contained herein relating to the proposed merger and anticipated synergies, savings and financial and operating performance, including estimates for growth, trends in each of the operations and financial results, the markets for products, the future development of business, and the contingencies and uncertainties of WPP Group plc ("WPP") and Grey Global Group Inc. ("Grey") to which WPP and Grey may be subject, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," and other similar expressions, are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management's current expectations and beliefs concerning future events and their potential effects on the company.

Future events and their effects on WPP and Grey may not be those anticipated by management. Actual results may differ materially from the results anticipated in these forward-looking statements. For a discussion of factors that could cause or contribute to such material differences, investors are directed to the risks and uncertainties discussed in WPP's most recent Annual Report on Form 20-F for the year ended December 31, 2003, Grey's most recent Annual Report on Form 10-K and 10K/A for the year ended December 31, 2003 and Grey's quarterly reports on Form 10-Q and other documents filed by WPP and Grey with the Securities and Exchange Commission ("SEC"). These risks and uncertainties include, without limitation, the following: the ability to promptly and effectively integrate the businesses of Grey and WPP; the reaction of WPP's and Grey's clients to the transaction and the ability to retain those clients; the ability to retain key personnel; potential client conflicts; the ability to achieve the anticipated strategic benefits of the proposed merger; the diversion of management time on merger-related issues; the effect of foreign exchange rate fluctuations; the performance of financial markets and interest rates; competitive and business factors; new tax or other government regulation; and changes in general economic conditions.

Neither WPP nor Grey undertakes, and each specifically disclaims, any obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

Important Legal Information
---------------------------

This communication is being made in respect of the proposed merger involving WPP Group plc and Grey Global Group Inc. In connection with the proposed merger, WPP and Grey have filed with the SEC a registration statement on Form F-4 containing a preliminary proxy statement/prospectus for the stockholders of Grey, and each will be filing other documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, GREY'S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PRELIMINARY PROXY

STATEMENT/PROSPECTUS REGARDING THE MERGER, WHICH IS AVAILABLE NOW, THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The registration statement containing the proxy statement/prospectus and other documents are available free of charge at the SEC's Web site, www.sec.gov. Stockholders and investors in Grey or WPP may also obtain the proxy statement/prospectus and other documents free of charge by directing their requests to Grey, 777 Third Avenue, New York, NY 10017 (212-546-2000), or to WPP, 125 Park Avenue, New York, NY 10017 (212-632-2200).

Grey and its directors and executive officers may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding Grey's directors and executive officers is available in its proxy statement, which was filed with the SEC on December 8, 2004. Additional information regarding the interests of such potential participants is included in the preliminary proxy statement/prospectus, which is available now, and will be included in the definitive proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Included in this filing is the following:

- Annual year end letter from Edward H. Meyer, Chairman and Chief
Executive Officer of Grey to employees and selected clients

Dear Colleague:

The year 2004 has been extraordinary for Grey. We won new accounts in every region of the world. We grew with outstanding clients by advancing their business. Our work bristled with intelligence, startling wit and unique communications ideas. We continued to invest in people and capabilities that expand our service offering. As a result, Grey continues on its successful track and, even more important, most of our clients are doing very well.

We also took an historic step for our future, our people and our clients. We agreed to merge our business into WPP, one of the largest marketing communications companies in the world with many values in common with Grey. We expect to conclude our merger next year and to continue to stay one Grey group of companies, simply structured and singularly focused on our clients' business, as always.

What makes Grey so compelling is our unique set of core strengths:

     o    Smart, dedicated, highly talented and client-focused employees

     o A global network spanning over 80 countries and four geographical regions, each headed by outstanding empowered leaders

     o One strong, top-tier global company in each important communications discipline, led by remarkable entrepreneurs who know each other well and understand the value clients place on coordinating and synchronizing all marketing efforts on behalf of their brands

     o Some of the largest and best clients in the world--corporations that believe in the power of Grey to build their brands.

Virtually all of our companies performed well. Here are their highlights:

Grey Worldwide, one of the largest advertising agencies in the world, grew with many of its clients. Notably in the US, we won Nokia, a European client since 1991, and Tanqueray gin, adding to an already impressive roster of Diageo brands. New clients won included Bongrain cheese, Progressive Insurance and Rayovac batteries in North America; the Australian Tourist Commission in Europe; Banca Intesa in Italy; Deutsche Telekom T-Online in Germany; Top Toy (including Toys "R" Us and BR Toys) for the Scandinavian countries; and Ciba Vision for Asia.

Creative Success. We are proud of our creative from around the world this year:
It includes some of our best work ever. I invite you to take a look on http://bestofgrey2004.grey.com.
-------------------------------

GLOBAL MEDIA SERVICES (www.mediacom.com)
                      ------------------
MediaCom won accounts all around the world. Major clients include Volkswagen, Nokia, GlaxoSmithKline, Procter & Gamble, Warner Bros., Shell, BAT/Brown & Williamson, Pharmacia & Upjohn, ConAgra, Hasbro, Cendant, LVMH and 3M. New accounts won this year include Nokia and MGM Mirage in the US; Deutsche Telekom (including T-Mobile and T-Online) globally outside the US; Sky pay TV and Entertainment Film Distributors in the UK: Wrigley and Wella in Germany; Best Buy/Future Shop in Canada; and Coca-Cola in South Africa.

GLOBAL PUBLIC RELATIONS (www.gcigroup.com)
                        ------------------
GCI Group is a global leader in the public relations industry with deep expertise in five practices: healthcare, corporate, consumer marketing, technology and media relations. The firm serves a broad base of multinational consumer clients including Cingular, Dell, Intel, Intercontinental Hotels Group, Merck, RadioShack, Schick, Boehringer Ingelheim and Starbucks.

GLOBAL HEALTHCARE MARKETING (www.ghgroup.com)
                            -----------------
Grey Healthcare Group is one of the world's leading healthcare marketing agencies. Its worldwide capabilities include advertising, medical education, e-marketing, brand consulting, DTP/DTC communications, meeting and symposia management, consumer healthcare research and contract sales. GHG deepened its offerings this year with several strategic acquisitions: full-service agencies s&kGrey in Germany and GHG Japan, and the award-winning medical illustration company, Hurd Studios. In addition, GHG won one of the industry's largest and most sought-after assignments, Exubera, co-marketed by Pfizer and Sanofi-Aventis. Major clients include Allergan, AstraZeneca, Aventis, Boehringer Ingelheim, Eli Lilly, Forest Laboratories, GlaxoSmithKline, Johnson & Johnson, Merck, Novartis, Pfizer, Procter & Gamble and Wyeth.

GLOBAL DIRECT MARKETING  (www.greydirect.com)
                         --------------------
Grey Direct is a global leader in direct marketing and ROI optimization. With capabilities in 35 countries, Grey Direct provides profit-generating offline and online direct marketing solutions to a wealth of leading companies, including GlaxoSmithKline, United Airlines, Nokia, Xerox, Cendant, JPMorgan Chase, BellSouth, Sun Microsystems and Adobe.

GLOBAL INTERACTIVE COMMUNICATIONS (www.greyinteractive.com)
                                  -------------------------
Grey Interactive offers solutions in online branding, relationship marketing, e-commerce and interactive advertising. Major clients: Deutsche Bank, Zurich Insurance, Melitta, GlaxoSmithKline, UBS, Schering, Harris Direct , Kmart, Liz Claiborne, Mars, Inc., Novartis (Gerber), Procter & Gamble, Progressive Insurance, E-Plus, Coca-Cola, Deutsche Post, Volkswagen and Loyalty Partners Payback.

GLOBAL BRAND DEVELOPMENT & DESIGN (www.g2.com)
                                  ------------
G2 Worldwide is one of the fastest-growing companies in design and brand development. It won over 40 creative awards in 2004. Core competencies include brand identity, packaging and 3D design and retail marketing. G2 has offices in 39 countries. Major clients include BellSouth, British American Tobacco, Coca-Cola, GlaxoSmithKline, Kmart and The Port Authority of New York & New Jersey.

CO-MARKETING (www.jbrown.com)  (www.localmarketing.com)
             ----------------
The J. Brown Agency develops promotions and marketing programs that reach consumers in-store, where the majority of brand decisions are made. It offers clients a full range of creative and strategic services focused on the joint interests of both manufacturers and retailers. Major clients include American Egg Board, Bic, Dairy Management, Diageo, Gerber, Kraft/Nabisco, P&G, Pfizer, Rayovac and Remington.

ENTERTAINMENT & BRAND PARTNERSHIPS  (www.alliance-agency.com)
                                    -------------------------
Alliance is a leading entertainment marketing and strategic partnership agency. It develops high-profile branded entertainment programs in the worlds of motion pictures, television, music and live events. Alliance executes all the programs they create while pairing clients with some of the world's most popular entertainers, entertainment properties and brands. Major brands: Cover Girl, Motorola, Clairol, Hasbro, Mercedes Benz, Pantene, Pepsi-Cola, Max Factor, Pringles, American Express and MGM Mirage.

U.S. HISPANIC MARKETING  (www.winglatino.com)
                         --------------------
WING Latino Group is one of the largest agencies in the US focused on the fast-growing Hispanic population. Major clients: P&G, Panasonic, Diageo, Kmart, IBM and Boehringer Ingelheim.

PEOPLE. In every region, outstanding people joined us in key management positions. In North America, we energized our creative drive at Grey Worldwide when Tim Mellors, who had been Chief Creative Officer of Grey London in the late '90s, rejoined us as Chief Creative Officer, and Chris Shumaker came from the Martin Agency as EVP/Business Development.

In the EMEA region, we enriched London's creative flair by promoting Executive Creative Director David Alberts to the new position of Chairman/ECD, and appointing Karen Ellis to the new position of European Creative Director/Beauty.

Other significant European appointments: Carl Erik Kjaersgaard to CEO/Nordic region, Frank Dopheide to Chairman/Chief Creative Director of Grey Dusseldorf, Stefan Knieff to CEO of Grey Synchronized Partners in Germany and Dik Kliks to the new position of General Manager, Grey Cells, the Netherlands.

In Asia-Pacific, we significantly strengthened regional leadership with the appointment of Mike Amour, previously EVP/Global Account Director on Mars, to CEO of GGG Asia Pacific, Martin Randall to head Grey Synchronized Partners, and Kenny Wong to head GGG Shanghai. We relaunched GGG Singapore under Chris Leong with Phil Mulholland as SVP/Business Development and Tay Guan Hin as Executive Creative Director.

In Latin America, we appointed Francisco Garcia-Huidobro to lead Grey Chile and Enrique del Azar to lead Grey Worldwide Argentina.

And as we welcome a new generation of talent, we are also saying farewell to two Grey legends. Vice Chairman/General Manager Bob Berenson and Vice Chairman/Chief Creative Officer Steve Novick recently announced their retirements, Bob after 40 years and Steve after 38. They have been two of my closest advisors and helped make Grey the powerhouse it is today. We thank them for their extraordinary contributions.


                                      * * *

In summary, 2004 was a year of achievement and anticipation. I have every confidence we can continue to grow. I also believe our new relationship with WPP will make us stronger. In my view, our greatest strength is you--your remarkable talent and your ability to build our clients' brands and advance their fortunes. Your imagination and passion continue to inspire me after 48 years at Grey. Have a wonderful holiday and a happy and prosperous New Year.